Exhibit EX-99.906CERT

Certification Pursuant to Rule 30a-2(b) Under the 1940 Act and

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the attached Report of Tennenbaum Opportunities Partners V, LP (the “Partnership”) on Form N-CSR to be filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Partnership do each hereby certify that, to the best of such officer’s knowledge:

1.      The Report fully complies with the requirements of 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of, and for, the periods presented in the Report.

Dated:	September 8, 2017

/s/ Mark K. Holdsworth
Mark K. Holdsworth
Chief Executive Officer

Dated:	September 8, 2017

/s/ Paul L. Davis
Paul L. Davis
Chief Financial Officer